THIS ADHERENCE AGREEMENT (this “Agreement”) is entered into on August 15, 2016 between:
(1)	NEW ESSENTIAL HOLDINGS LIMITED, a limited liability company organized and existing under the laws of the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;
(2)	EMBONA HOLDINGS (MALAYSIA) LIMITED, a limited liability company organized and existing under the laws of Malaysia with its registered address at J Level 6(D), Main Office Tower, Financial Park Labuan Complex, Jalan Merdeka, 87000 Labuan F.T., Malaysia;
(3)	SUFFOLK DRAGON VENTURES LTD, a limited liability company organized and existing under the laws of the British Virgin Islands with its registered address at Nerine Chambers, P.O. Box 905, Road Town, Tortola, British Virgin Islands; and
(4)	TOP BEST DEVELOPMENT LIMITED, a limited liability company organized and existing under the laws of the British Virgin Islands with its registered address at Portcullis TrustNet Chambers, P.O. Box3444, Road Town, Tortola, British VirginIslands.
(each a “New Member”)
RECITALS:
WHEREAS, the parties listed at Annex A (the “Existing Parties”) entered into a consortium agreement initially dated May 18, 2016, (as amended by an adherence agreement dated July 08, 2016, the “Consortium Agreement”) and proposed to undertake a transaction (the “Transaction”) with respect to Actions Semiconductor Co., Ltd. (the “Target”), a company incorporated under the laws of the Cayman Islands and listed on Nasdaq Global Market (“Nasdaq”), pursuant to which the Target would be acquired, delisted from Nasdaq, and deregistered under the United States Securities Exchange Act of 1934, as amended.
WHEREAS, additional members may be admitted to the Consortium pursuant to Section 1.04 of the Consortium Agreement.
WHEREAS, the New Members now wish to participate in the Transaction contemplated under the Consortium Agreement, to sign this Agreement, and to be bound by the terms of the Consortium Agreement as Parties thereto.
THIS AGREEMENT WITNESSES as follows:
1. Defined Terms And Construction
(a)	Capitalized terms used but not defined herein shall have the meaning set forth in the Consortium Agreement.

(b)	This Agreement shall be incorporated into the Consortium Agreement as if expressly forming a part thereof.
2. Undertakings
(a)	Assumption of obligations
Each New Member undertakes, to each other New Member and each other Party to this Consortium Agreement that it will, with effect from the date hereof, perform and comply with each of the obligations of a Party as if it had been a Party to the Consortium Agreement at the date of execution thereof and the Existing Parties (and any other Additional Members) agree that where there is a reference to a “Party” it shall be deemed to include a reference to each New Member and with effect from the date hereof, all the rights of a Party provided under the Consortium Agreement will be accorded to each New Member as if such New Member had been a Party under the Consortium Agreement at the date of execution thereof.
3. Representations And Warranties
(a)	Each New Member represents and warrants to each of the other Parties as follows:
(1)	Status
It is a company duly organized, established, and validly existing under the laws of the jurisdiction stated in the preamble of this Agreement and has all requisite power and authority to own, lease, and operate its assets and to conduct the business which it conducts.
(2)	Due Authorization
It has full power and authority to execute and deliver this Agreement and the execution, delivery, and performance of this Agreement by such New Member has been duly authorized by all necessary action on behalf of such New Member.
(3)	Legal, Valid and Binding Obligation
This Agreement has been duly executed and delivered by such New Member and constitutes the legal, valid and binding obligation of such New Member, enforceable against it in accordance with the terms hereof.
(4)	Ownership
As of the date of this Agreement, (i) such New Member holds (A) of record the number of outstanding Target Ordinary Shares (including Shares in the form of ADSs) set forth next to its name in Item 1 of Schedule A hereto, free and clear of any encumbrances or restrictions (other than those imposed by the Consortium Agreement), and (B) the other Securities set forth next to its name in Item 2 of Schedule A hereto, in each case free and clear of any encumbrances or restrictions; (ii) such New Member has the sole right to control the voting and disposition of such Target Ordinary Shares (if any) and any other Securities (if any) held by it; and (iii) none of such New Member and its Affiliates owns, directly or indirectly, any Target Ordinary Shares or other Securities, other than as set forth on Schedule A hereto. For purposes of this Section, “owns” means the relevant Party (x) is the record holder of such security or (y) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.
(5)	Reliance
Each Party acknowledges that the other Parties have entered into this Agreement on the basis of and reliance upon (among other things) the representations and warranties in Sections 8.01 to 8.04 of the Consortium Agreement and have been induced by them to enter into this Agreement.
4. Notice
Any notice, request, instruction or other document to be provided hereunder by any Party to another Party shall be in writing and delivered personally or sent by facsimile, overnight courier or electronic mail, to the address, facsimile number, or electronic mail address provided under the Consortium Agreement, or to any other address, facsimile number or electronic mail address as a Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications, (a) if hand delivered, shall be deemed received on the date of receipt by the recipient thereof if received prior to 6:00 p.m. Hong Kong time on a Business Day in the place of receipt; otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt; (b) if posted by mail, it shall be treated as delivered five (5) days after posting; (c) if transmitted by facsimile or electronic mail, shall be deemed received upon confirmation of delivery.
5. Governing Law
This Agreement shall be governed by, and construed in accordance with, the substantive laws of Hong Kong without regard to the conflicts of laws principles thereof.
6. Dispute Resolution.
Any disputes, actions, and proceedings against any Party or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with those terms set forth in Section 9.10 of the Consortium Agreement.
7. Specific Performance.
Each Party acknowledges and agrees that the other Parties would be irreparably injured by a breach of this Agreement by it and that money damages alone are an inadequate remedy for actual or threatened breach of this Agreement. Accordingly, each Party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such Party, including the right to claim money damages for breach of any provision of this Agreement.
[Signature page follows.]

IN WITNESS WHEREOF, the New Member as referred to below has caused this Agreement to be duly executed by its respective authorized officers as of the day and year first above written.
NEW ESSENTIAL HOLDINGS LIMITED

By:	/s/ CHANG Sui Gin
Name:	CHANG Sui Gin
Title:	Sole Director

Notice details

Address: ####
Email: ####
Facsimile: ####

IN WITNESS WHEREOF, the New Member as referred to below has caused this Agreement to be duly executed by its respective authorized officers as of the day and year first above written.
EMBONA HOLDINGS (MALAYSIA) LIMITED

By:	/s/ YEH, Chia-Wen
Name:	YEH, Chia-Wen
Title:	Sole Director

Notice details

Address: ####
Email: ####
Facsimile: ####

IN WITNESS WHEREOF, the New Member as referred to below has caused this Agreement to be duly executed by its respective authorized officers as of the day and year first above written.
SUFFOLK DRAGON VENTURES LTD

By:	/s/ CHEN, Shu-Lin
Name:	CHEN, Shu-Lin
Title:	Sole Director

Notice details

Address: ####
Email: ####
Facsimile: ####

IN WITNESS WHEREOF, the New Member as referred to below has caused this Agreement to be duly executed by its respective authorized officers as of the day and year first above written.
TOP BEST DEVELOPMENT LIMITED

By:	/s/ YEH HSU, Li-Li
Name:	YEH HSU, Li-Li
Title:	Sole Director

Notice details

Address: ####
Email: ####
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ANNEX A (ADHERENCE AGREEMENT)
EXISTING MEMBERS
Surrey Glory Investments Inc.
Supernova Investment Ltd.
Tongtong Investment Holding Co., Ltd.
Perfectech Int’l Ltd.
Allpremier Investment Limited
Octovest International Holding Co., Ltd.
Ventus Corporation
Middlesex Holdings Corporation Inc
Rich Dragon Consultants Limited
Nutronics Technology Corporation
Uniglobe Securities Limited

SCHEDULE A (ADHERENCE AGREEMENT)
TARGET SECURITIES HELD OF RECORD
(1) Ordinary Shares
New Member	Ordinary Shares	ADSs	Subtotal (Ordinary Shares)
New Essential Holdings Limited Embona Holdings (Malaysia) Limited Suffolk Dragon Ventures Ltd Top Best Development Limited	3,600,000 4,800,000 12,732,622 11,532,623	Nil Nil Nil Nil	3,600,000 4,800,000 12,732,622 11,532,623

(2) Other Securities
New Member	Securities
New Essential Holdings Limited Embona Holdings (Malaysia) Limited Suffolk Dragon Ventures Ltd Top Best Development Limited	N/A N/A N/A N/A